PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT - UNITS
THIS  AGREEMENT,  dated  for  reference  September  23,  1999,  is  made
BETWEEN:
CARTA RESOURCES LTD., of 1075 Duchess Avenue, West Vancouver, British Columbia V7T 1G8
(the  "Issuer")
REFIMA  AG,  of  Muhlenplatx  1,  CH-6002,  Luzern,  Switzerland
(the  "Subscriber")
1.     SUBSCRIPTION
1.1 The Subscriber, as principal, irrevocably subscribes for and agrees to purchase 1,270,000 units (the "Units") of the Issuer at a price of $0.38 per Unit, for an aggregate purchase price of $482,600.
1.2 This is a subscription only and will not become an agreement between the Issuer and the.
Subscriber until accepted by the Issuer by signing this subscription in the space below. A reference to "this Agreement" in this subscription refers to the agreement formed on acceptance by the Issuer.
1.3 The Subscriber waives the necessity for the Issuer to communicate acceptance of this subscription, and acknowledges that this Agreement will become  binding  on  acceptance  by  the  Issuer.
1.4 Each Unit will consist of one common share in the capital of the Issuer (the "Shares") and one-half of a non-transferable share purchase warrant (the "Warrants").
2.     THE  WARRANTS
2,1 One whole Warrant will entitle the Subscriber to purchase one common share of the Issuer at a price of $0.48 per share if exercised during the first year or at a price of $0.58 per share if exercised during the second year, exercisable on or before two years from the date of this Agreement
2.2 The terms and conditions which govern the Warrants will be referred to on the certificates representing the Warrants and will contain, among other things, anti-dilution provisions and provisions for the appropriate adjustment in the class, number and price for the Warrant Shares upon the occurrence of certain events including any subdivision, consolidation or reclassification of the shares or payments of stock dividends or the amalgamation of the Issuer.
2.3 The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing or from issuing additional securities or rights during the period within which the Warrants are exercisable.
2.4 In this Agreement, the term "the Securities" means any or all of the Shares, the Warrants and the shares of the Issuer issued on the exercise of the Warrants (the "Warrant Shares").
3.     PAYMENT  AND  USE  OF  FUNDS
3.1 The Subscriber will, on execution of this Agreement, deliver the subscription price to the Issuer directly at the address referred to above, by delivery of a certified cheque, bank draft, wire transfer or other form of immediately available funds.
3.2 Upon receipt of the subscription price by the Issuer, and upon acceptance by the Issuer of this subscription the Issuer will use its reasonable efforts to obtain the acceptance of the Exchange to the issue and sale of the Units to the Subscriber.
3.3 If this private placement is not accepted by the Exchange within the time set out below, the Issuer will repay the subscription price to the Subscriber on demand, without interest.
4.     CLOSING
4.1 Upon receipt of the approval of the Exchange and payment of the subscription price, the Issuer will issue and deliver the Shares and the Warrants to the Subscriber in the names and denominations set out below.
4.2 If the approval of the Exchange to this transaction is not obtained within 90 days of the date of this Agreement,, either party may elect to terminate this Agreement by giving written notice of termination to the other party
5.1     REPRESENTATIONS  AND  WARRANTIES
     The  Subscriber  represents  and  warrants  to  the  Issuer  that:
(a) the Securities are not being purchased as a result of any material information about the Issuer's affairs which has not been publicly disclosed;
(b) except to the extent qualified below the Subscriber is purchasing the Units as principal on his or her own behalf and no other person has a direct or indirect interest, present or future in the Securities;
(c) the Subscriber qualifies to purchase the Units under one of the following categories:
          (i)     portfolio  manager;
(i) the Subscriber is purchasing the Units as principal, or is a trust company, an insurer or a portfolio manager who is purchasing the Units for accounts that are fully managed by the Subscriber, and the Subscriber is purchasing Units having an aggregate acquisition cost of not less than $97,000; or
(ii) the Subscriber is an employee, senior officer or director of the Issuer or of an affiliate of the Issuer and has not been induced to purchase the Units by expectation of employment or continued employment; or
(iii) the Subscriber is a spouse, parent, brother, sister, child or close personal friend of a senior officer or director of the Issuer or of an affiliate of the Issuer; or
(iv) the Subscriber- is a company, all the voting securities of which are owned by one or more of the classes of persons referred to in subparagraphs (ii) or (iii) above;
(d)     no person has made any written or oral representation to the Subscriber:
(i)     that  any  person  will  resell  or  repurchase  the  Securities;
(ii) that any person will refund the purchase price of the Securities, other than as provided in this Agreement;
(iii)     relating  to  the  future  price  or  value  of  the  Securities;  or
(iv) that the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post the Securities for trading on a stock exchange, other than the Exchange;
(e) the representations, warranties and statements of fact made by the Subscriber in the Securities Act (British Columbia) Form 20A in the form accompanying this subscription are true;
(f) the Subscriber is ordinarily -resident at the address Jet out on the first page of this Subscription;
(g) the Subscriber will promptly notify the Issuer of any material change in any representation or warranty of the Subscriber in this Agreement between the time this Agreement is made and the completion of the purchase and sale of the Units; and
(h) the Subscriber has the legal capacity and competence to enter this into Agreement and to purchase the Units, the Subscriber has obtained all necessary authority or consents required to make this subscription and, if the Subscriber is not an individual, the person signing this subscription has been duty authorized to sign the subscription on behalf of the Subscriber,
5.2     Acknowledgments
     The  Subscriber  acknowledges  that:
(a) pursuant to the laws of British Columbia, the Subscriber will be required to hold the Shares, and any shares acquired through the exercise of the Warrants, for a period of 12 months from the date this Agreement has been executed by the Issuer and the Subscriber has irrevocably committed the subscription funds to acquire the Units, except as permitted by the Securities Act (British Columbia) and the Securities Rules (British Columbia) and that the certificates representing the Shares and the Warrants, and any shares of the Issuer acquired upon exercise of the Warrants, will contain a legend to that effect;
(b) resale of the Shares and any shares acquired through exercise of the Warrants will be restricted beyond the time set out in paragraph 5.2(a) if:
(i) the Subscriber, is an insider of the Issuer, other than a director or officer, and has not filed all records required to be filed under sections 87
(insider reports) and 90 (Form 4B personal information form) of the Securities Act (British Columbia); or
(ii) the Subscriber is a director or officer of the Issuer and has not filed all records required to be filed under sections 87 and 90 of the Securities Act (British Columbia) or the Issuer has not filed all records required to be filed under Part 12 (continuous disclosure) of the Securities Act (British Columbia) and the Securities Rules (British Columbia); or
(iii) the Subscriber is, or subsequently becomes, a control person within the meaning of the Securities Act (British Columbia); or
(iv) an unusual effort is made to prepare the market or create a demand for the securities; or
(v) an extraordinary commission or consideration is paid in respect of the trade; or
(vi) required by the laws of the jurisdiction in which the Subscriber resides;
(c) the Subscriber has obtained all the necessary information concerning the Issuer that he requires and that he does not require any additional information about the Issuer, its shares or the proposed private placement;
(d) an investment in the Securities is highly speculative and could result in a total loss of his investment and that he has a net worth sufficient to permit him to afford a. total loss of his investment without substantially affecting his present business affairs;
(e)     the  Warrants  are  non-transferable;
(f)     this  subscription  for  Units  is  irrevocable;
(g) the Issuer will rely on the representations and warranties of the Subscriber in completing the sale of the Units to the Subscriber;
(h) the Issuer has not provided the Subscriber with investment, legal or tax advice or acted as an adviser with respect to this subscription and the Subscriber is relying solely on his or her own professional advisers, if any, for any necessary advice;
(i) the Subscriber has had an opportunity to ask questions and receive answers concerning the Issuer and its proposed business. and that any request for such information has been complied with to the Subscriber's satisfaction;
(j) the Shares and any shares acquired through the exercise of the Warrants have not and will not be registered under the United States Securities Act of 1933 or the securities laws of any state and may not be offered or sold or re-offered or resold, directly or indirectly, in the United States or to or for the account or benefit of a U.S. Person without registration under the United States Securities Act of 1993 and the securities laws of all applicable states unless an exemption from registration is available; and
(k) neither the Shares or any shares acquired through the exercise of the Warrants may be transferred to or exercised in the United States or by or on behalf of a U.S. Person, unless such Shares and Warrant Shares are registered under the United States Securities Act of 1933 and applicable state securities laws or unless an exemption from such registration is available;
(l) a finder's fee is payable in cash by the Issuer in connection with this Private Placement.
6.     MISCELLANEOUS
6.1 This Agreement is governed by the laws of British Columbia, and the parties hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of British Columbia.
6.2 Any notice, payment, or other communication to a party under this Agreement may be made, given or served by telecopier or other similar means of recorded transmission or by hand delivery, courier or by mail. Notices sent by telecopier or other similar means of recorded transmission, or by hand delivery or courier, will be deemed to be received at 9:00 a.m. local time on the day following the transmission or delivery. Local time refers to the time in the location where the notice is received. Notices sent by mail will be deemed to be received one week following mailing. Each party may change his or its address for service at any time by notice in writing to the other.
6.3     Time  is  of  the  essence  of  this  Agreement.
6.4 This Agreement and the rights and obligations contained in this Agreement may not be assigned by the Subscriber or the Issuer.
6.5 The parties will execute and deliver all such further documents and instruments and do all such further acts and things as the other party may reasonably require to carry out the full intent and meaning of this Agreement and to effect the issuance of the Shares and the Warrants to the Subscriber.
6.6 This Agreement contains the whole agreement between the Issuer and the Subscriber in respect of the purchase and sale contemplated and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than those expressly set forth in this Agreement.
REFIMA  AG

By:
     Authorized  Signatory
                               A C C E P T A N C E
The Issuer accepts this subscription in respect of 1,270,000 Units, this "23" day of September, 1999
CARTA  RESOURCES  LTD.

By:
     Authorized  Signatory

Name  and  Address  of  Subscriber:
REFIMA  AG
----------
Name
Muhlenplatz  1,  P.O.  Box  4851
--------------------------------
Street  Address
CH-6002,  Luzern,  Switzerland
------------------------------
City  Country
REFIMA  AG  (0041)  41210740
----------------------------
Postal  Code  Telephone  Number  Facsimile  Number

     Registration  and  Delivery  Instructions

     Address  for  Delivery,  if  different  from  the  address  above





     Number  and  Denominations  of  Certificates  in  multiples  of  1,000



Details  of  Subscription
Number  of  Units:  1,270,000
                    ---------
Price  per  Unit:  $0.38
                    ----
Total  Price:  $482,6000     (If no instructions are given, a single certificate
------------------------     ---------------------------------------------------
will  be  issued)
-----------------

                                  SCHEDULE "A"
                                 FORM 20A (NIP)
                               B.C. Securities Act
              Acknowledgment of Purchaser that is not an Individual
1. Refima AG (the "Purchaser") has agreed to purchase from Carta Resources Ltd. (the "Issuer") 1,270,000 Units (the "Securities") of the Issuer.
2. The Purchaser is purchasing the Securities as principal, or is a trust company, insurer or portfolio manager acting on behalf of fully managed accounts and is deemed to be purchasing as principal under section 74(1) of the British Columbia Securities Act (the "Act").
3. On closing of the agreement of purchase and sale, the Purchaser will be the beneficial owner of the Securities, except where the Purchaser is a trust company, insurer or portfolio manager acting on behalf of fully managed accounts under section 74(1) of the Act.
4. The Purchaser has not received an offering memorandum describing the Issuer and the Securities.
5.     The  Purchaser  acknowledges  that:
(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, AND
(b)     there  is  no government or other insurance covering the Securities, AND
(c)     the  Purchaser  may  lose  all  of  its  investment,  AND
(d) there are restrictions on the Purchaser's ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities, AND
(e) the Purchaser will not receive a prospectus that the Act would otherwise require be given to the Purchaser because the Issuer has advised the Purchaser that the Issuer is relying on a prospectus exemption, AND
(f) because the Purchaser is not purchasing the Securities under a prospectus, the Purchaser will not have the civil remedies that would otherwise be available to the Purchaser, AND
(g) the Issuer has advised the Purchaser that the Issuer is using an exemption from the requirement to sell through a dealer registered under the Act, except purchases referred to in paragraph 6(b), and as a result the Purchaser does not have the benefit of any protection that might have been available to the Purchaser by having a dealer act on the Purchaser's behalf.
6.     The  Purchaser  also  acknowledges  that:
(a) it is a "sophisticated purchaser" as described in paragraph 2 in the attached Appendix A [circle the applicable subparagraph in paragraph 2 in Appendix A]; OR
(b) the Securities were purchased under section 128(c) ($25,000 - registrant required) of the Rules and an authorized signatory of the Purchaser has spoken to a person ____________________________ [Name of registered person] (the "Registered Person") who has advised the authorized signatory that the Registered Person is registered to trade or advise in the Securities and that the purchase of the Securities is a suitable investment for the Purchaser; OR
(c) the Purchaser is a corporation, all the voting securities of which are beneficially owned by one or more of:
(i) a close personal friend of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR
(ii) a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR
(iii) a spouse, parent, brother, sister, or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer.
7. If the Purchaser is referred to in paragraph 6(a), the Purchaser acknowledges that, on the basis of information about the Securities furnished by the Issuer, the Purchaser is able to evaluate the risks and merits of the Securities because: [circle one]
(a)     of the financial, business or investment experience of the Purchaser, OR
(b) the Purchaser has received advice from a person ____________________ [Name of adviser] (the "Adviser") who has advised the Purchaser that the Adviser is:
(i) registered to advise, or exempted from the requirement to be registered to advise, in respect of the Securities, AND
(ii) not an insider of, or in a special relationship with, the Issuer. The statements made in this report are true.
DATED  the  "22"  day  of  "October",  1999.



     Signature  of  Authorized  Signatory  of  Purchaser
     KURT  MARTY,  Director
     ----------------------
     Name  and  Office  of  Authorized  Signatory  of  Purchaser
     REFIMA  AG
     ----------
     Name  of  Purchaser
     Muhlenplatz  1,  P.O.  Box  4851
     --------------------------------
     Address  of  Purchaser
     CH-6002  Luzern,  Switzerland
     -----------------------------

                          APPENDIX A TO FORM 20A (NIP)
[Circle  the  applicable  subparagraph  in  paragraph  2.]
"Sophisticated purchaser" means a purchaser that, in connection with a distribution, gives an acknowledgment under section 135 of the Rules to the Issuer, where the Issuer does not believe, and has no reasonable grounds to believe, that the acknowledgment is false, acknowledging both that:
1. the purchaser is able, on the basis of information about the investment furnished by the Issuer, to evaluate the risks and merits of the prospective investment because of:
(a)     the  purchaser's  financial,  business  or  investment  experience,  OR
(b) advice the purchaser receives from a person who is registered to advise, or is exempted from the requirement to be registered to advise, in respect of the security that is the subject of the trade (the "Security") and who is not an insider of, or in a special relationship with, the Issuer of the Security; AND
2.     the  purchaser  is  one  of  the  following  [circle  one]:
(a)     a  person  registered  under  the  Securities  Act,  OR
(b)     an  individual  who:
(i) has a net worth, or net worth jointly with the individual's spouse, at the date of the agreement of purchase and sale of the Security, of not less than $400,000, OR
(ii) has had in each of the 2 most recent calendar years, and reasonably expects to have in the current calendar year:
-     annual  net  income  before  tax  of  not  less  than  $75,000,  OR
- annual net income before tax, jointly with the individual's spouse, of not less than $125,000; OR
(c)     a  corporation,  partnership  or  trust  that:
(i)     has  net  assets  of  not  less  than  $400,000,  OR
(ii) has had in each of the 2 most recent calendar years, and reasonably expects to have in the current calendar year, net income before tax of not less than $125,000, OR
(d) a corporation in which all of the voting shares are beneficially owned by sophisticated purchasers or of which the majority of the directors are sophisticated purchasers, OR
(e) a general partnership in which all of the partners are sophisticated purchasers, OR
(f) a limited partnership in which a majority of the general partners are sophisticated purchasers, OR
(g) a trust in which all of the beneficiaries are sophisticated purchasers or the majority of the trustees are sophisticated purchasers.